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PROXY RESULTS - ACTIVELY MANAGED EXCHANGE-TRADED FUND TRUST

A Special Meeting of the Shareholders was held on March 22, 2010 to elect seven individuals to the Board of PowerShares Actively Managed
Exchange-Traded Fund Trust:

The results of the voting on the above matter were as follows:

                                                                                         WITHHELD/
TRUSTEES/MATTER                                                        VOTES FOR        ABSTENTIONS*
------------------------------------------------------------------  ----------------  ---------------
Ronn R. Bagge                                                           679,944            30,822
Todd J. Barre                                                           679,944            30,822
H. Bruce Bond                                                           679,447            31,319
Kevin M. Carome                                                         679,944            30,822
Marc M. Kole                                                            679,944            30,822
Philip M. Nussbaum                                                      679,944            30,822
Donald H. Wilson                                                        679,944            30,822

--------------------
* Includes Non-Votes.

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PROXY RESULTS -- ACTIVE LOW DURATION FUND

A Special Meeting of Shareholders of PowerShares Active Low Duration Fund, an investment portfolio of PowerShares Actively Managed Exchange-Traded Fund Trust, was held on March 22, 2010.

The results of the voting were as follows:

                                                                                     VOTES          WITHHELD/
MATTER                                                              VOTES FOR        AGAINST       ABSTENTIONS     NON-VOTES
---------------------------------------------------------------  ----------------  ------------  ---------------  ------------
Approve a new sub-advisory agreement between Invesco Advisers,
Inc.; Invesco Asset Management Deutschland, GmbH; Invesco Asset
Management Limited; Invesco Asset Management (Japan) Limited;
Invesco Australia Limited; Invesco Hong Kong Limited; and
Invesco Senior Secured Management, Inc.                               69,093           1,345            0           130,396


PROXY RESULTS -- ACTIVE MEGA CAP FUND

A Special Meeting of Shareholders of PowerShares Active Mega Cap Fund, an investment portfolio of PowerShares Actively Managed Exchange-Traded Fund Trust, was held on March 22, 2010.

The results of the voting were as follows:

                                                                                     VOTES          WITHHELD/
MATTER                                                              VOTES FOR        AGAINST       ABSTENTIONS     NON-VOTES
---------------------------------------------------------------  ----------------  ------------  ---------------  ------------
Approve a new sub-advisory agreement between Invesco Advisers,
Inc.; Invesco Asset Management Deutschland, GmbH; Invesco Asset
Management Limited; Invesco Asset Management (Japan) Limited;
Invesco Australia Limited; Invesco Hong Kong Limited; and
Invesco Senior Secured Management, Inc.                              54,964            2,300           1,236         51,557

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